EXHIBIT 5


                                               Mark Melnick, Esq.
                                               V.P., General Counsel & Secretary
                                               Telephone 203-226-4447, ext. 3572
                                               E-mail mmelnick@nctgroupinc.com

                                               November 4, 2002

NCT Group, Inc.
20 Ketchum Street
Westport, CT  06880

   Re: NCT Group, Inc. Registration Statement on Form S-1; File No. 333-60574
       ----------------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the registration of 61,313,529 shares (the "Shares") of common stock of the Company, par value $0.01 per share ("Common Stock"), under the Securities Act of 1933, as amended (the "Act"), by NCT Group, Inc., a Delaware corporation (the "Company"), on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on May 9, 2001 (File No. 333-60574), as amended by Amendment No. 1 filed with the Commission on September 5, 2001, as amended by Amendment No. 2 filed with the Commission on November 7, 2001, as amended by Amendment No. 3 filed with the Commission on or about December 21, 2001, as amended by Amendment No. 4 filed with the Commission on January 30, 2002, as amended by Amendment No. 5 filed with the Commission on August 9, 2002, as amended by Amendment No. 6 filed with the Commission on October 31, 2002 (collectively, the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

     The Registration  Statement  discloses that, of the total number of Shares,
(i) 3,850,000 Shares (the "Outstanding Shares") are issued and outstanding on the date hereof, (ii) 32,238,498 Shares (the "Effectiveness Shares") will be issued on the date the Company requests acceleration of the effective date of the Registration Statement and (iii) 25,225,031 Shares (the "Conversion Shares") will be issued upon conversion of one of the Company's convertible notes (the "Convertible Note"), as described in the Registration Statement.

     In my capacity as Vice President, General Counsel and Secretary of the Company in connection with such registration, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

     In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

     I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware (the "DGCL"), including all applicable provisions of the Delaware Constitution and the reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing, it is my opinion that (1) the Outstanding Shares have been duly authorized and validly issued and have been fully paid and are non-assessable, (2) the Effectiveness Shares have been duly authorized and have been fully paid, and will, upon issuance, be validly issued and non-assessable and (3) the Conversion Shares have been be duly authorized, and upon issuance, delivery and payment therefor in the manner set forth in the Convertible Note, will be validly issued, fully paid and non-assessable.

     I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Interests of Named Experts and Counsel."

                                               Very truly yours,


                                               /s/ Mark Melnick
                                               ---------------------------------
                                               Mark Melnick